EXHIBIT 95


                    PLEDGE DOCUMENT FOR DEMATERIALIZED SHARES



                                 MARCH 20, 2006


                               STIPULATED BETWEEN


                                 OLIMPIA S.P.A.
                                (the Constituent)


                                       and


                              BANCA DI ROMA S.P.A.
                                   (the Agent)


                                       and


                               THE FINANCING BANKS
                             (the Original Lenders)


                                       and


                              BANCA DI ROMA S.P.A.
                                (the Depositary)







                                  ALLEN & OVERY

                             ASSOCIATED LAW OFFICES

                                      MILAN
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                                TABLE OF CONTENTS

ARTICLES                                                                                                    PAGE
1.       Interpretation.......................................................................................6
2.       Guarantee............................................................................................8
3.       Obligations Guaranteed..............................................................................10
4.       Fulfillment of the Pledge...........................................................................10
5.       Voting Rights and Related Rights....................................................................10
6.       Rights Related to Warrants and Convertible Bonds....................................................11
7.       Settlement of the Pledge............................................................................11
8.       Declarations and Warranties.........................................................................13
9.       Obligations of the Constituent......................................................................14
10.      Extinction and Cancellation of the Pledge...........................................................15
11.      Indemnity, Taxes, Costs, and Expenses...............................................................16
12.      Communications .....................................................................................16
13.      Miscellaneous Stipulations..........................................................................18
14.      Regulatory Laws and Legal Jurisdiction..............................................................19


Signers of the Document......................................................................................20

ADDENDA

1.       Description of the Loan.............................................................................22
2.       Text of the Annotations in the Book of Shareholders of the Company..................................24


            DOCUMENT SUMMARIZING THE PRINCIPAL CONTRACTUAL CONDITIONS
             OF THE PLEDGE DOCUMENT ON SHARES DATED JANUARY 20, 2005

This summary document, written in accordance with Article 9.1 of the CICR Decision of March 4, 2003, and subsequent Oversight Instructions of the Bank of Italy, does not in any way replace the contents of the Pledge Document on Shares dated March 20, 2006(hereinafter referred to as the PLEDGE DOCUMENT).

The terms beginning capital letters in this summary document have the same meaning attributed to them in the Pledge Document.


                                 S E C T I O N 1

    THE INFORMATION IN THIS SECTION CALLS TO THE ATTENTION OF THE CONSTITUENT
              THE PRINCIPAL ECONOMIC CONDITIONS OF THE TRANSACTION.

FEES OR EXPENSES TO BE PAID BY THE CONSTITUENT: the Constituent is responsible for the following fees or expenses: (i) the costs deriving from the fulfillment of the pledges discussed in Article 9 (Pledges of the Constituent) of the Pledge Document; (ii) the costs and expenses deriving from the extinction and cancellation of the pledge in accordance with Article 10 (Extinction and Cancellation of the Pledge); and (iii) the taxes, costs, expenses, and indemnity discussed in Article 11 (Indemnity, Taxes, Costs, and Expenses) of the Pledge Document.


                                 S E C T I O N 2

    THE INFORMATION IN THIS SECTION CALLS TO THE ATTENTION OF THE CONSTITUENT
     THE CLAUSES CONTAINED IN THE PLEDGE DOCUMENT, EVEN THOSE THAT ARE NOT
                             SPECIFICALLY ECONOMIC.

ARTICLE 1 - This article identifies and interprets the terms used in the Pledge Document.

ARTICLE 2 - This article establishes that the Constituent irrevocably constitutes a first degree pledge in favour of the Guaranteed Credit in respect to the Object of the Pledge. In addition: (i) it establishes that the Pledge shall automatically be extended from time to time to all the future shares issued and assigned by the Company to the Constituent for free increases in the capital of the Company, and to the rights related to them that the Constituent might hold from time to time in the Company; (ii) the article also establishes that if certain conditions discussed in the Loan Contract should take place, the Constituent may constitute or shall have the obligation of constituting additional Collateral as a Pledge to the Guaranteed Creditor; and (iii) the article also establishes the method of fulfillment of the Pledge on the newly issued shares and/or on the additional Collateral.

ARTICLE 3 - This article establishes that the Object of the Pledge is constituted as a first degree Pledge issued in favour of the Guaranteed Creditor as a guarantee for the Guaranteed Obligations.

ARTICLE 4 - This article establishes the method of fulfillment of the Pledge. In particular, the Constituent hereby agrees to ensure that the Depositary, who also agrees in this sense, in respect to the Company, and the Constituent perform all the acts necessary to fulfill the pledge according to the terms established in the Pledge Document. This article also establishes that (i) the constitution of the Pledge will be duly noted in the Book of Shareholders of the Company using the formula presented in Addendum 2, Part 1 to the Pledge

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Document; and that (ii) the Depositary must issue, on the request of those having voting rights - the certificates necessary to exercise the respective rights related to the Shares.

ARTICLE 5 - This article establishes that: (i) until the communication on the part of the Agent of the occurrence of a Significant Event, (A) the voting rights and the administrative rights associated with the Shares shall remain with the Constituent, who must exercise them in accordance with the terms indicated therein; and (B) the Constituent shall have the right to receive all the Dividends; (ii) when the Significant Event shall occur, the Guaranteed Creditor, acting through the Agent, shall have the right to exercise the voting rights and the administrative rights associated with the Shares both in the ordinary assembly and in the Extraordinary Assembly of Shareholders of the Company and to receive all the Dividends; and (iii) the Constituent shall waive the right to contest the fact or to take any action regarding the legitimate right of the Agent to exercise the rights discussed in point (ii) above.

ARTICLE 6 - This article establishes the regulations that will be applied in the event that the Constituent must or has the intention of constitute a pledge of Warrants or Convertible Bonds in favour of the Guaranteed Creditor.

ARTICLE 7 - This article establishes the terms of settlement of the Pledge.

ARTICLE 8 - The Constituent makes several declarations and guarantees in favour of the Guaranteed Creditor.

ARTICLE 9 - This article establishes the undertakings that the Constituent must fulfill.

ARTICLE 10 - This article establishes the method of extinction and cancellation of the Pledge. In particular, it establishes that the Pledge will be released by the Guaranteed Creditor at the expiration of the Guaranteed Period upon request and with all expenses paid by the Constituent. In addition, the article establishes that in the event of the complete and unconditioned fulfillment of the Guaranteed Obligations, upon written request of the Constituent for the full release of the Pledge, the Guaranteed Creditor will consent, through the Agent, to the full release of the Pledge before the expiration of the Guaranteed Period, on the condition that the Company has handed over to the Agent, and the form and contents are considered satisfactory by the Agent, all the documentation indicated therein. Finally, the article establishes the method of partial release of the Pledge.

ARTICLE 11 - This article defines: (i) the responsibility of the Guaranteed Creditor, the Agent, and the Depositary, who will not be responsible, except in the event that they have acted with wiilful misconduct or gross negligence, for damages caused to the Company or to the Constituent as a result of the exercise or the failure to exercise the rights, actions, or measures which they have the right to exercise in accordance with the Pledge Document; (ii) the taxes, duties, expenses, and costs shall be paid exclusively by the Constituent; and
(iii) the indemnity that the Constituent is held to pay to the Agent, the Guaranteed Creditor, and the Depositary.

ARTICLE 12 - This article establishes: (i) the manner in which communications shall be made in accordance with the Pledge Document; (ii) the addresses to which these communications must be sent; (iii) the measures to be taken in the event of a change of address on the part of one of the parties; and (iv) the selection of legal domicile on the part of the Constituent.

ARTICLE 13 - This article establishes various measures, and in particular (i) it indicates the manner in which the Guaranteed Creditor may exercise or waive its rights deriving from the Pledge Document; (ii) it defines the manner in which the parties to the Pledge Document may modify the terms of the document or waive the rights arising from this document; (iii) it establishes that the right of guarantee constituted through the Pledge Document is added to and shall not


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
affect the other guarantee rights which the Guaranteed Creditor may hold now or shall hold in reference to the Guaranteed Bonds; (iv) it establishes that: (A) the Pledge Document shall be binding for the Constituent, his successors, transferees, or those exercising rights thereto even in the event of a Sale, and, in this regard, the Parties to the Pledge Document expressly agree in accordance with Article 1232 of the civil code, on the continuation of the Pledge in the event of a Sale; (B) the Constituent hereby agrees to confirm in writing, if requested by the Agent, to give his own consent to the continuation of the Pledge; (C) this article also establishes the formalities which the Constituent and the Company must fulfill in of a Sale deed; and (D) all the taxes, duties, expenses, costs, and withholdings, or similar fees which are due or which might become due in relation to each Sale, will be incurred in accordance with the terms of the Loan Contract; (v) the article establishes that the rights, the actions, and the measures established by the Pledge document in favour of the Guaranteed Creditor shall be added to and shall not exclude any additional rights, actions, or measures of which the Guaranteed Creditor is the holder on the basis of the contract or in accordance with law; (vi) the Constituent hereby agrees to act in such a way that within 5 (five) business days from the stipulation of the Pledge Document, the Company should be aware of and accept the Pledge in the terms established therein; and (vii) the article establishes that in the event that one or more stipulations of the Pledge Document should be or should be invalid, ineffective, or not actionable, this will not affect the validity, effectiveness and actionability of the other stipulations of the Pledge Document.

ARTICLE 14 - It is hereby established that Italian law shall regulate the Pledge Document and that the Court of Milan shall have exclusive legal jurisdiction over any dispute arising in relation to the Pledge Document, notwithstanding the right of the Guaranteed Creditor to bring legal suit against the Constituent before any competent legal authorities.








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THIS PLEDGE DOCUMENT was stipulated in London, on March 20, 2006, among the following parties:

(1) OLIMPIA S.P.A., a company operating under Italian law and with legal offices in Milan, Viale Sarca no. 222, Tax Identification number and Registration number in the Book of Companies in Milan 03232190961, corporate capital 4.630.233.510 Euro entirely paid (the CONSTITUENT);

(2) BANCA DI ROMA S.P.A., a company operating under Italian law, with legal offices in Rome, Viale Umberto Tupini no. 180, corporate capital
         2.262.082.921 Euro, entirely paid, Tax Identification number and Registration number in the Book of Companies in Rome: 06978161005, in the role of facility agent (the AGENT);

(3) BANCA INTESA S.P.A., a company operating under Italian law, with legal offices in Milan, Piazza Paolo Ferrari no. 10, corporate capital
         3.596.249.720.96 Euro, entirely paid, Tax Identification number and Registration number in the Book of Companies in Milan: 00799960158;

(4) BANCA DI ROMA S.P.A., a company operating under Italian law, with legal offices in Rome, Viale Umberto Tupini no. 180, corporate capital
         2.262.082.921 Euro, entirely paid, Tax Identification number and Registration number in the Book of Companies in Rome: 06978161005;

(5) BIPOP CARIRE S.P.A., a company operating under Italian law, with legal offices in Brescia, on Via Leonardo da Vinci no. 74, corporate capital 855,250,000 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Brescia: 03336830967;

(6) BANCO DI SICILIA S.P.A., a company operating under Italian law, with legal offices in Palermo, on Via Generale Magliocco no. 1, corporate capital 1,432,338,781.05 entirely paid, Tax Identification number and Registration number in the Book of Companies in Palermo: 05102070827;

(7) IRFIS MEDIOCREDITO DELLA SICILIA S.P.A., a company operating under Italian law, with legal offices in Palermo, on Giovanni Bonanno n. 47, corporate capital 70,244,000 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Palermo:
         00257940825;

(8) MCC S.P.A., a company operating under Italian law, with legal offices in Rome, on Via Piemonte no. 51, corporate capital 475,138,635 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Roma: 00594040586;

(9) UNICREDIT BANCA D'IMPRESA S.P.A., a company operating under Italian law, with legal offices in Verona, on Via Garibaldi no. 1, Corporate Capital 4.107.904.696 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Verona: 03656170960;

(10) CALYON S.A., MILAN OFFICE, a company operating under French law, with the secondary office in Milan, on Via Brera no. 21 and legal offices on 9, Quai du President Paul Doumer, 92920 Paris, La Defense Cedex, Corporate Capital 3,119.771.484 Euro, entirely paid, Tax Identification number and Registration number in the Book of Companies in Milan:
         11622280151;

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
(11) MORGAN STANLEY BANK INTERNATIONAL LIMITED, MILAN OFFICE, a company operating under British and Gallician law, and with a secondary office in Milan, on Corso Venezia no. 16 and legal offices in London, in Cabot Square no. 25, Canary Wharf, London E14 4QA, Corporate Capital 380,000 British Pounds entirely paid, Tax Identification number and Registration number in the Book of Companies in London: 3722571;

(12) MORGAN STANLEY EUROPEAN FUNDING, INC., a corporation founded in accordance with the laws of the State of Delaware (United States of America), with legal offices in Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware (United States of America), corporate capital 1000 U.S. Dollars entirely paid, State Filing Number: 3731121;

(13) SOCIETE GENERALE, MILAN OFFICE, an anonymous corporation operating under French law, with legal offices in Paris, Boulevard Haussmann n. 29 and office for Italy in Milan, Via Olona no. 2, corporate capital 556,441,448.75 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Milan: 80112150158;

          (the banks and financial institutions listed from (3) to (13) including those indicated collectively as the ORIGINAL LENDERS. The Original Lenders and the Agent are indicated hereinafter as the GUARANTEED CREDITOR); and

(14) BANCA DI ROMA S.P.A., a company operating under Italian law, with legal offices in Rome, Viale Umberto Tupini no. 180, corporate capital
         2.262.082.921 Euro entirely paid, Tax Identification number and Registration number in the Book of Companies in Rome: 06978161005 (the DEPOSITARY).

IT IS ESTABLISHED THAT:

         (A) through a loan contract (the LOAN CONTRACT) stipulated on January 12, 2005 among Banca di Roma S.p.A., Banca Intesa S.p.A., MCC S.p.A., UniCredit Banca Mobiliare S.p.A., Calyon S.A., Milan Office, Morgan Stanley Bank International Limited, Milan Office, Societe Generale, Milan Office in the role of Mandated Lead Arrangers, the Agent, the Original Lenders and the Constituent, the Original Lenders have agreed to issue the Constituent a loan for the total amount of 2,400,000,000 Euro (the LOAN) in the terms discussed in the Loan Contract. The Loan is described in more details in Addendum 1;

         (B) With Loan Document subscribed on January 20, 2005 (The Original Pledge Document) between inter alias the Costituent and the Guaranteed Creditor", the Constituent is the bearer of a total of 920,892,723 ordinary shares of stock in the Company (as defined below) with a nominal value of 0.55 Euro each

         (C) Following the rebate of the VTL value (as defined in the Loan Contract) with letter dated March 9, 2006 the Costituent has declared to the Agent that he intends to exercise the faculty provided in article 7.4 (b)(i) of the Loan Contract (Integration Clause) and as a consequence constitute a pledge on the additional collateral (as defined on the Loan Contract) as integration of the Original Pledge Document in accordance with the provisions of the Guarantee Decree (as further defined);

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
         (D) The Costituent is the owner of n. 177.570.808 ordinary voting shares (as further defined) with nominal value of euro 0,55 each (the Shares);

         (E) The shares are part of the management system of dematerialization, in accordance with Article 28 et sig. of Legislative Decree no. 213 of June 24, 1998, as expanded and modified from time to time (the EURO DECREE);

         (F) The Depositary, in the role of Depositary and agent authorized in accordance with Legislative Decree no. 58 of February 24, 1998, as expanded and modified from time to time (the TUF), is the Depositary for a special account held by the Constituent, destined, inter alia, for the recording of the restrictions on the shares held by the Constituent himself, in accordance with and as a result of Article 34 of the Euro Decree;

ALL THIS HAVING BEEN ESTABLISHED, the parties hereby agree and stipulate as follows:

1.       INTERPRETATION

         The introductory points and the addenda form an integral and substantial part of this Document.

1.1      DEFINITIONS

         In this document:

         The term AGENT has the meaning attributed to the term Facility Agent in the Loan Contract, and every reference to the Agent in this Document should be understood as referring to the Agent that acts on behalf of the Guaranteed Creditor in accordance with the Loan Contract.

         The term SHARES has the meaning attributed in Introduction Section D.

         The term Cause of Settlement indicates:

         (a) the occurrence of a Significant Event as discussed in Article 19 (Events of Default) of the Loan Contract, as a result of which the Agent may send the Constituent a notice in accordance with Article 19.12 (Acceleration) of the Loan Contract;

         (b) the occurrence of any event (including, solely for the purposes of example, but not limited to, a Significant Event specified in Articles 19.6 (Insolvency), with the exception of those indicated under points (a) and (d), or 19.7 (Insolvency proceedings), with the exception of those indicated under points (a)(i), (a)(ii), (a)(vi), only in the event that the notice mentioned therein is not provided in writing, and
                  (a)(vii) only for the last ones referred to, in the Loan Contract which causes the ex lege nullification of the Guaranteed Obligation; or

         (c) the failure to make payment on the part of the Constituent of the Guaranteed Obligations described in sub-section (d) of the Definition of "Guaranteed Obligations" of this Document within 5 (five) Business Days from the request for payment on the part of the Agent.

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
         The term TRANSFER indicates any modification, complete or partial transfer of the Loan Contract and this Document, or any modification, transfer, or novation of the Guaranteed Obligations, including solely for the purposes of example but not limited to every transfer on the basis of a novation of British law or any transfer through a Transfer Certificate in accordance with the Loan Contract.

         The term RESTRICTIONS ACCOUNT indicates stock account no. 888202 opened by the Constituent at the Depositary.

         The term LOAN CONTRACT has the meaning attributed in Introduction Section A.

         The term EURO DECREE has the meaning attributed in Introduction Section E..

         The term GUARANTEE DECREE indicates Legislative Decree no. 170 of May 21, 2004, as expanded and modified from time to time.

         The term CONSOB DECISION indicates Consob Decision no. 11768 of December 23, 1998, as expanded and modified from time to time .

         The term ASSOCIATED RIGHTS indicates:

         (a)      every Dividend;

         (b) every option right relating to the Shares or the Associated Asset Values;

         (c) every share or other asset value or rights attributed or which may be attributed to the Constituent in exchange for or in relation to any Associated Asset Value; and

         (d) any other proceeds deriving from the entries listed under letters (a), (b) and (c) of this section.

         The term DIVIDENDS indicates:

         (a) every dividend and account on dividends paid or payable in relation to the Shares and participation in the company and the goods constituted as a pledge in accordance with this Document after the date of the stipulation of this Document;

         (b) any other distribution (in money or in kind), interest, or other sum paid or payable in relation to the Shares (including, solely for the purposes of an example, any amount paid or payable as a result of the distribution of reserves, called whatever they may be, or the repayment on the part of the Company of the contributions of shareholders or the liquidation of the Company);

         (c) any dividend, distribution, or other sum paid or payable in relation to the Associated Asset Values.

         The term FINANCE DOCUMENTS has the meaning attributed to the term Finance Documents in the Loan Contract.

         SIGNIFICANT EVENT has the meaning attributed to the term Event of Default in the Loan Contract.

         The term LOAN has the meaning attributed in Introduction Section A.

         The term BUSINESS DAY indicates the day, other than a Saturday or a Sunday, on which the banks are open to the public in London and Milan.


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         The term BANKRUPTCY LAW indicates Royal Decree no. 267 of March 16,
         1942, as expanded and modified from time to time.

         The term Guaranteed Obligations indicates:

         (a) all the pecuniary obligations of the Constituent in relation to the Loan, including, in particular, the obligations relating to the correct execution of the payment obligations in relation to the capital, interest, late charges, costs, expenses, compensation, indemnity, commissions, fees, or other financial obligations, any amount due as a result of the repayment or advanced reimbursement of the partial or full amount of the Loan on a date other than the date contractually established (the Break Costs) and all the other costs, expenses, or other financial obligations or fees (even legal fees) due in relation to the protection or fulfillment of the rights of the Guaranteed Creditor of the rights and measures established by the Loan Contract;

         (b) all the pecuniary obligations of the Constituent deriving from the invalidity or ineffectiveness of the obligations as discussed in section (a), such as, solely for the purposes of example but not limited to, those in accordance with article 2033 or article 2041 of the civil code;

         (c) all the pecuniary obligations of the Constituent in the hypothetical situation of revocation or non-effectiveness in accordance with Article 65 or Article 67 of the Bankruptcy Law (or any other similar legislation according to the applicable law) of every payment made by the Constituent or by a third party to fulfill the obligations discussed in sections (a) and
                  (b); in addition to

         (d) all the pecuniary obligations of the Constituent in accordance with this Document.

         The term OBJECT OF THE PLEDGE indicates, collectively, the Shares and the Associated Rights .

         The term PLEDGE indicates the pledge on the Object of the Pledge created through this Document, notwithstanding the fact that the term "Pledge" should also include any further pledge right that is constituted in accordance with this document.

         The term GUARANTEED PERIOD indicates the period that begins from the date of this Document and concludes with the first anniversary or any other term determined from time to time by law (or, in the case of the applicability of Article 65 or Article 67, section one, of the Bankruptcy Law, the second anniversary or any other term determined from time to time by law) of the complete and unconditional fulfillment of the Guaranteed Obligations; notwithstanding the fact that in the meantime the Constituent or any other party that has made payments on behalf of the Constituent is placed in bankruptcy procedure that causes the application of Article 65 or 67 of the Bankruptcy Law (or any other similar legislation according to the applicable law), this term will be extended until no revocation action may be exercised.

         The term REGULATION OF THE ISSUERS indicates Consob decision no. 11971 of May 28, 1999, as expanded and modified from time to time.

         The term REFORM OF COMPANY LAW indicates Legislative Decree no. 6 of January 17, 2003 on the reform of the rules governing capital corporations and cooperation, through the enactment of law no. 366 of


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         October 3, 2001 (Organic reform of the governance of capital companies and cooperative companies, through the enactment of law no. 366 of October 3, 2001), as modified and expanded from time to time.

         The term COMPANY indicates TELECOM ITALIA S.p.A., a company operating under Italian law, with legal offices in Piazza Affari no. 2, Milan, Tax Identification Number and Registration Number in the Book of Companies in Milan 00488410010, corporate capital 10.673.680.151.75 Euro, entirely paid.

         The term TAXES has the meaning attributed to the term Tax in the Loan Contract.

         The term TUF has the meaning attributed in Introduction Section F.

         The term ASSOCIATED ASSET VALUES indicates any share or other asset value, right, or proceed which is attributed or which may be attributed at any time to the Constituent in exchange for or in relation to the Shares (including, solely for the purposes of example, but not limited to, shares as a result of a merger, demerger, or transformation of the Company).

1.2      INTERPRETATION

(a) The stipulations introduced in Article 1.2 of the Loan Contract are to be applied, mutatis mutandis, to this Document.

(b) The terms defined (in English) in the Loan Contract have the same meaning when they are used in this Document, unless they are established otherwise in this Document.

2.       GUARANTEE

2.1      PLEDGE

         The Constituent constitutes irrevocably the Object of the Pledge as a first degree Pledge in favour of the Guaranteed Creditor.

2.2      FUTURE SHARES AND ASSOCIATED RIGHTS

         The Pledge shall be automatically extended from time to time to all future shares issued and assigned by the Company to the Constituent for free increases in corporate capital and to the rights associated with them that the Constituent may hold from time to time in the Company.

2.3      ADDITIONAL GUARANTEES

         In the event of the occurrence of the conditions defined in Articles 4.2(b), 7.4, and 7.9 of the Loan Contract, in accordance with and to the effect of the points established therein, the Constituent may and shall have the obligation of constituting further Collateral as a pledge in favor of the Guaranteed Creditor if the need should arise.

2.4      FORMALITIES RELATED TO FUTURE SHARES AND ADDITIONAL GUARANTEES

         In the event that:

         (a) the Company should issue new shares for a free increase in Corporate Capital in accordance with the points established in section 2.2 above; or

         (b) if the Constitution has constituted or has the intention of constituting additional Collateral as a Pledge in accordance with the terms of the Loan Contract,


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
                  The Constituent itself in relation:

                  (i) to the additional Collateral (with the exception of the Cash Equivalent), must simultaneously sign and deliver to the Guaranteed Creditor a Pledge Document bearing a certain date, with content and form substantially identical to this Document; and

                  (ii) in relation both to the newly issued shares established in section 2.2 above and to additional Collateral (with the exception of the Cash Equivalent) (collectively, the NEW FINANCIAL INSTRUMENTS), the Constituent shall simultaneously:

                           (A) ensure that the Depositary performs all the actions necessary for the fulfillment of the Pledge on the New Financial Instruments, and, in particular, that the Depositary agrees to record and in fact does record the New Financial Instruments in the Restrictions Account held in accordance with
                                    Article 34 of the Euro Decree, in accordance with the points established in Article 45 of Consob Decision, giving prompt notice to the Company in accordance with and to the effects of Article 87 of the TUF; and

                           (B) ensure that the Company, upon receiving the notice discussed in section (A) above, does the following:

                                    I.      records the constitution of the
                                            Pledge on the New Financial
                                            Instruments in the Book of
                                            Shareholders of the Company and in
                                            other books held by the Company; and

                                    II.     promptly gives the Agent an
                                            authenticated copy of the pages of
                                            the Book of Shareholders of the
                                            Company proving that the annotation
                                            has, in fact, been made.

                           The annotation in the Book of Shareholders of the Company discussed in section (b)(ii) (B) (I) above, relating to the newly issued shares for the free increase of corporate capital, must be done using the form presented in Addendum 2, Part 2 of this document.

2.5      GOVERNANCE OF THE PLEDGES

         The stipulations of this Document shall be applied to all the Pledges created in accordance with Article 2 herein.

3.       GUARANTEED OBLIGATIONS

         The Object of the Pledge is constituted as a first degree Pledge in favor of the Guaranteed Creditor as a guarantee for the Guaranteed Obligations.

4.       FULFILLMENT OF THE PLEDGE

(a) The Constituent shall perform all the necessary actions to ensure the following:

         (i) simultaneously to the fulfillment of the formalities involved in the release of the Original Pledge, the Depositary will fulfill all the formalities necessary for the fulfillment of the Pledge, and in particular, it will record the Pledge, subjecting the Pledge to the Shares in the Restriction

                  Account, in accordance with Article 34 of the Euro Decree, in accordance with the terms established by Article 45 of the Consob Decision, giving prompt notice to this effect, as specified by Article 87 of the TUF;

         (ii)     the Company:

                  (A)      upon receipt of the notice discussed in section
                           (a)(i) above, will record the zconstitution of the Pledge in the Book of Shareholders of the Company; and

                  (B) within 5 (five) Business Days from the receipt of the notice discussed in section (a)(i) above, will send the Agent an authenticated copy of the pages in the Book of Shareholders of the Company proving that the annotation has indeed been made.

(b) The annotation of the Book of Shareholders of the Company discussed in section (a)(ii) above must be done by using the form attached in Addendum 2, Part 1 of the present Document.

(c) Until the release of the Pledge in accordance with Article 9 of this Document, the Shares must remain recorded in the Restriction Account.

(d) In accordance with the terms established in the Euro Decree, the Depositary, upon request of those having voting rights as established in article 5 below, must release the certificates necessary for the exercising of all rights related to the Shares.

5.       VOTING RIGHTS AND RELATED RIGHTS

5.1      VOTING RIGHTS

(a)      Until the communication on the part of the Agent as discussed in
         Article 5.3(a) below that a Significant Event has occurred, the voting rights and the administrative rights related to the Shares, both in the General Assembly and in the Extraordinary Assemblies of the Company, will remain the property of the Constituent, notwithstanding the fact that in no case may these rights be exercised by the Constituent in order to bring about the following:

         (i)      to cause a Significant Event to take place; or

         (ii) to prejudice the validity, the effectiveness or the enforceability of the Pledge or the rights of the Agent or the Guaranteed Creditor in relation to the Pledge and the Object of the Pledge.

5.2      ASSOCIATED RIGHTS

         Until the communication on the part of the Agent as discussed in
         Article 5.3(a) below that a Significant Event has occurred, the Constituent shall have the right to receive Dividends.

5.3      THE OCCURRENCE OF A SIGNIFICANT EVENT

(a) When a Significant Event occurs, the Agent will send a notice to the Constituent, the Depositary Bank and the Company, informing them that a Significant Event has occurred, and, for the entire period in which the Significant Event should remain in effect, in accordance with the Loan

         Contract and up to the time in which the Guaranteed Creditor communicates in writing to the Constituent, the Depositary Bank and the Company that the Significant Event has ceased or it has been remedied, the Guaranteed Creditor, through the Agent:

         (i) will have the right (but not the obligation) in respect to the obligation of informing the Company and Consob in accordance with the TUF and any other applicable law, to exercise the voting rights and the administrative rights relating to the Shares both in the Ordinary and in the Extraordinary Assemblies of the Company; and

         (ii) will receive all the Dividends. The Dividends received in this manner from the Agent will attributed to satisfying the Guaranteed Obligations due, or, in the event that there are no Guaranteed Obligations due, they will be held by the Guaranteed Creditor as a guarantee for the Guaranteed Obligations and attributed to their satisfaction in case a Cause of Termination should occur. It is understood that in case the Significant Event discussed in the above section (a) has ceased or if it has been remedied, the Guaranteed Creditor, through the Agent, must, within 5 (five) Business Days, transfers the sums corresponding to the Dividends, held by the Guaranteed Creditor, to the Constituent.

(b) The Constituent hereby authorizes the Depositary to do whatever is necessary to allow the Guaranteed Creditor to exercise the rights discussed in section (a) above.

(c) The Constituent hereby waives the right to raise any objection or present any case, defense, or opposition concerning the legitimacy of the right of the Agent to exercise the rights discussed in section (a) above or the method of exercising these rights on the part of the Agent. These types of case, defense, or opposition:

         (i) may be brought or put forward only in the event of wilful misconduct or gross negligence on the part of the Agent, and, unless the notice discussed in the previous section (a) has not been previously renounced by the Agent, only for the purpose of compensation for damages as a result of the wilful misconduct or gross negligence; and

         (ii) this case, defense, or opposition will not have any effect on the exercise of the voting rights and administrative rights, and the right to Dividends, on the part of the Agent and the Guaranteed Creditor, as discussed in the previous section (a).

6.       RIGHTS RELATING TO THE WARRANTS AND THE CONVERTIBLE BONDS

6.1      PLEDGE ON WARRANTS AND CONVERTIBLE BONDS

         In the event that the Constituent has constituted or has the intention of constituting a pledge in favor of the Guaranteed Creditor, warrants or convertible bonds of the Company as additional Collateral in accordance with Articles 2.3 and 2.4 above, (the WARRANTS and the CONVERTIBLE BONDS), the stipulations discussed in article 6.2 shall be applicable.

6.2      GOVERNANCE OF THE RIGHTS RELATING TO THE WARRANTS AND THE CONVERTIBLE
         BONDS

(a) Notwithstanding the Pledge on the Warrants and on the Convertible Bonds, the parties hereby agree that the Constituent should preserve the right to exercise the Warrants and to convert the Convertible Bonds.

(b) The Constituent may ask the Agent to exercise the Warrants and/or to convert the Convertible Bonds, in the name of and on behalf of the Constituent, making a written request to the Agent at least 5 (five) Business Days before the day on which the Agent is asked to exercise the right, and in respect to the Warrants, paying the sum necessary for the underwriting of the shares of the Company deriving from the exercising of the Warrants.

(c) It is hereby understood that the shares of the Company that will be underwritten as a result of the exercising of the Warrants and/or the conversion of the Convertible Obligations shall be deposited in the Restricted Account and are understood from this time on to be irrevocably constituted as a first degree pledge in favour of the Guaranteed Creditor as a guarantee for the Guaranteed Obligations.

(d) The Constituent shall ensure that the Depositary completes and the Depositary commits to complete all the formalities necessary for the fulfillment of the Pledge in accordance with Article 4 (Fulfillment of the Pledge) on the shares deriving from the exercising of the Warrants and the conversion of the Convertible Bonds.

(e) The Constituent grants the Agent every power of representation necessary to fulfill the obligations arising from this Article in relation to the exercising of the warrants and the conversion of the Convertible Bonds in the name of and on behalf of the Constituent, and will release the Agent and the Creditor from the obligation to pay any tax, duty, cost, expense, or honoraria (including legal fees) incurred in performing the actions discussed in the previous Article.

7.       SETTLEMENT OF THE PLEDGE

(a) In case of the occurrence of a Cause of Settlement and at any subsequent time, the Guaranteed Creditor, notwithstanding any other right or action, will have the right to the following:

         (i)      to sell the Object of the Pledge, or part of it, after 5
                  (five) days have passed from the receipt on the part of the Company and the Constituent of the notice sent by the Agent, in accordance with Article 2797, section one, of the civil code, notwithstanding the right discussed in Article 2798 of the civil code; or, at the discretion of the Agent:

         (ii) in accordance with Article 4 of the Guarantee Decree, also in the event of the opening of a bankruptcy or liquidation procedure (as defined respectively in the Guarantee Decree):

                  (A) to proceed with the appropriation of the Object of the Pledge until the fulfillment of the Guaranteed Obligations. In this regard, the parties to this Document hereby expressly agree that as an evaluation criterion in accordance with Article 4.1.(b) of the Guarantee Decree, the Object of the Pledge will be estimated according to its average official price recorded in the 25 (twenty-five) days of open market prior to the date of receipt of the notice discussed in Article 5.3 by the Constituent; or

                  (B) to sell the Object of the Pledge or part of it and to withhold the sum as a satisfaction of the Guaranteed Obligations.

(b) In the cases discussed in section (a)(i) above, the Constituent and the Guaranteed Creditor hereby agree that the respective sale of the Object of the Pledge, notwithstanding the right discussed in Article 2797, section two and four and Article 2798 of the civil code, may also be performed, in whole or in part, in several installments, through auction or otherwise but in any case it shall be done:

         (i) through an authorized primary financial broker chosen by the Agent, or another person authorized by the Agent; or, at the choice of the Agent,

         (ii)     through a legal official.

(c)      In the cases discussed in section (a)(ii) above, in accordance with
         Article 4.2 of the Guarantee Decree, the Guaranteed Creditor shall immediately inform the Constituent in writing, or, if the case may be, the bankruptcy or liquidation bodies, in terms of the method of settlement adopted and the amount retrieved.

8.       DECLARATIONS AND GUARANTEES

8.1      DECLARATIONS AND GUARANTEES OF THE CONSTITUENT

         Notwithstanding the declarations and the guarantees discussed in the Loan Contract and the other Financial Documents, the Constituent makes the following declarations and guarantees to the Guaranteed Creditor:

         (a) the Constituent is the sole legitimate owner of the Shares. With the exception of the Pledge and the Original Pledge, the Object of the Pledge is free from any restriction, lien, privilege, right, or option or any other lien of a legal or contractual nature, in respect to third parties;

         (b) the Shares have been validly issued, underwritten, and completely paid for in accordance with the stipulations of current law;

         (c) the Constituent has the full capacity, powers, and legitimacy to stipulate this Document and to validly constitute the Pledge;

         (d) the Pledge discussed in this Document, as a result of the execution of the formalities discussed in Article 4, will constitute a first degree Pledge as a guarantee for the Guaranteed Obligations, valid and effective for the Constituent, the Company, and third parties;

         (e) there are no legal actions or sentences, or cases under way or threats issued in writing to the Constituent, pending in any legal jurisdiction, or to the best of the knowledge of the Constituent, any case before arbitration, in Italy or abroad, in relation to the Object of the Pledge;

         (f) the creation, the constitution, and the fulfillment of the Pledge fall under the corporate objective of the Constituent and the Constituent has obtained all the authorizations, consents, licenses, and approvals (corporate or any other type) necessary in relation to the constitution of the Pledge;

         (g) the creation, the constitution, and the fulfillment of the Pledge and the stipulations of this Document are not in conflict with any other contract, agreement or pledge in which the Constituent or the Company is a party, or any law, regulation, or document that is binding for the Constituent or the Company;

         (h) The Shares rappresents ordinary voting shares in any kind of shareholders'meeting of the Company in relation to any topic submitted to the attention of the shareholders'meeting;

         (i) on the date of the signing of this Document, no procedure has been brought by the Company, its administrators, or by the Constituent, to modify the corporate capital of the Company, including, solely for the purposes of example and not limited to the reduction of corporate capital; and

         (j) The Company: it is a corporation validly founded and in existence in accordance with Italian law; it is not subject to any bankruptcy procedure, liquidation, or any similar procedure in Italy or abroad; it does not have the intention of selling its goods to creditors in accordance with Article 1977 of the civil code, and it is not in the state of insolvency.

8.2      REITERATION OF THE DECLARATIONS AND GUARANTEES

         All the declarations and guarantees of the Constituent in accordance with Article 8.1, with the exception of those established in sections
         (h) and (i), shall be considered to be reiterated by the Constituent on the date of presentation of each Request and on the first day of each Term, in reference to the facts and the circumstances in existence from time to time, as if they were made at that time.

9.       OBLIGATIONS OF THE CONSTITUENT

         Notwithstanding the points established in Article 10(b), up to the expiration of the Guaranteed Period, the Constituent hereby agrees to do the following:

         (a) to not undertake any actions (including solely for the purposes of example and not limited to the exercise of voting rights and administrative rights on the Shares) that may affect the validity, the effectiveness, and the executability of the Pledge or the rights of the Agent and the Guaranteed Creditor in relation to the Pledge and the Object of the Pledge;

         (b) to undertake at its own expense any action necessary to guarantee the validity, effectiveness, and executability of the Pledge and the rights of the Agent and the Guaranteed Creditor, even solely for the purposes of example and not limited to the any case brought by third parties;

         (c) to promptly inform the Agent of any case brought by third parties in relation to the Object of the Pledge that is to such an extent that it might have a significant negative effect;

         (d) to execute and promptly deliver all the documents at its own expense and to perform all the actions in order to:

                  (i)      fulfill the Pledge on the Object of the Pledge;

                  (ii) perform all the formalities established in accordance with Article 2 above; and

                  (iii) place the Agent and the Guaranteed Creditor in such a position that they are able to exercise the rights and perform the actions to which they have a right in accordance with this Document, including, without any limitations, all the rights and the actions that may be exercised in case a Significant Event or a Cause of Settlement should take place;

         (e) not to create or allow the creation of any obstacle, guarantee, or lien on the Object of the Pledge;

         (f) at its own expense, to promptly deliver to the Agent a copy of the corporate by-laws of the Company, authenticated by a Notary, as modified from time to time; and

         (g) at its own expense, to promptly deliver to the Agent all the notices and any other document received and relating to the Object of the Pledge or to the rights of the Guaranteed Creditor on the basis of this document which might have a substantial negative effect, including, solely for the purposes of example and not limited to the any communication received by and sent to the Company, any communication or document relating to legal cases brought by third parties or threats sent in writing to the Constituent and brought before any legal authority or arbitrator, in Italy or abroad, in relation to the Object of the Pledge.
10.      EXTINCTION AND CANCELLATION OF THE PLEDGE

(a) Notwithstanding the points established in section (b) below, at the expiration of the Guaranteed Period, the Pledge will be completely released by the Guaranteed Creditor at the request of the Constituent and with all expenses paid by the Constituent, and, as a result, the Shares will again become free and all the Associated Rights will return to the Constituent, and the Guaranteed Creditor will consent to the annotation of the cancellation of the Pledge, giving instructions to the Depositary in this regard.

(b) After the complete and unconditional fulfillment of the Guaranteed Obligations, upon the written request of the Constituent for the release of the Pledge, the Guaranteed Creditor will consent, through the Agent, to completely release the Pledge and to note the cancellation of the Pledge before the expiration of the Guaranteed Period, giving instructions to the Depositary in this regard, on the condition that the Company has given the following documents to the Agent, in a form considered satisfactory by the Agent:

         (i) the last annual certified balance sheet, the last semi-annual report and the last quarterly report, certified in accordance with the law;

         (ii) any prospectus, documentation, and/or information document communicated to the public and/or to Consob, in the year prior to the date of the complete and unconditional fulfillment of the Guaranteed Obligations, in accordance with Part II, Sections I and II, and Part III, Section I of the Regulation of the Issuers;

                  from which there is no fact or circumstance from which the Agent can feel in good faith that the Constituent is in a state of insolvency or that it will become insolvent, or subject to bankruptcy procedure, liquidation, or any other similar procedure in Italy or abroad, in the two years subsequent to the date of release to the Agent of the documents discussed in this section b); and

         (iii) a statement issued by a member of the Board of Directors of the Constituent with executive duties, in which he or she declares that the Constituent, on the date of the complete and unconditional fulfillment of the Guaranteed Obligations and at the time of the release of the statement to the Agent: (A) was not and is not in the situation discussed in Article 2446 and 2447 of the civil code; (B) was not and is not in a state of insolvency; and, on the basis of the information in possession on that date (C) no fact or circumstance occurred or is occurring that may cause in good faith and reasonable feeling that the Constituent may be in a state of insolvency or may become insolvent, in liquidation, subject to bankrupcy or any similar procedure in Italy or abroad which is based on good grounds, in the two years following (or in any other term, as established by law) the date of issue of the aforementioned declaration to the Agent.

(c) Upon the written request on the part of the Constituent sent to the Guaranteed Creditor and the Depositary, and at the cost, expenses, and Taxes of the Constituent, when the situations discussed in article 7.8 of the Loan Contract, in accordance with the terms established therein:

         (i) the Guaranteed Creditor agrees to partially release the Pledge limited to the specific Shares specified in the Release Certificate, by signing a document for the partial return of the Pledge; and

         (ii) the Depositary agrees to perform, after signing the document discussed in point (i) above, all the actions necessary for the partial release of the Pledge, including the cancellation of the Pledge, limited to the Shares indicated in the Release Certificate.

(d) It is hereby understood that despite the partial release of the Pledge discussed in section (c) above, the Pledge will continue to be fully valid and effective for all the remaining Shares not specified in the Release Certificate.

11.      INDEMNITY, TAXES, COSTS, AND EXPENSES

11.1     RESPONSIBILITIES OF THE GUARANTEED CREDITOR, THE AGENT, AND THE
         DEPOSITARY

         Neither the Guaranteed Creditor, the Agent, nor the Depositary will be responsible except in the case in which they have acted with wilful misconduct or gross negligence, for damages caused to the Constituent or to the Company as a result of their exercising or their failure to exercise the rights, actions, or measures to which they are entitled in accordance with this Document.

11.2     TAXES AND EXPENSES

(a) All the taxes and fees, and also all the costs and expenses related to the negotiation, stipulation, fulfillment, and execution of this Document and the payments to be made on the basis of this Document, including solely for the purposes of example and not considered a complete list, the legal expenses and the notary expenses and the expenses and fees for recording the document, together with other expenses that may arise due as a result of the use of this document, shall be the exclusive responsibility of the Constituent.

(b) All the Taxes, fees, costs, and expenses (including legal and notary expenses) incurred by the Agent or by the Guaranteed Creditor in relation to the protection, the maintenance and the settlement of the Pledge, will be the exclusive responsibility of the Constituent.

11.3     INDEMNITY

(a) The Constituent will hold the Agent, the Guaranteed Creditor, and the Depositary free from any responsibility in terms of taxes, duties, costs, expenses, and honoraria (including legal and notary expenses) as discussed in the present Article 11.2 and for those expenses incurred by the Agent and the Guaranteed Creditor in relation to::

         (i)      the constitution, protection, and settlement of the Pledge;
                  and

         (ii) any fulfillment on the part of the Constituent of the obligations discussed in this Document.

(b) The Constituent shall reimburse the Agent for these fees and expenses within 5 business days from the receipt of the written request on the part of the Agent.

12.      COMMUNICATIONS

12.1     THE FORM OF THE COMMUNICATIONS

         Unless otherwise established in this Document or in accordance with the law, all the communications in accordance with this Document must be made in the form and in the manner established by Article 32 (Notices) of the Loan Contract.

12.2     ADDRESSES

(a) With the exception of the points indicated in Article 12.3, all the communications relating to this Document must be sent to the following address:

         (i)      if sent to the Agent: Banca di Roma S.p.A.

                  Address: Piazza T. Edison no. 1, Milan
                  Tel.:      02 80273 408
                  Fax:       02 80273 564
                  Attention: Alessandro Nichiarelli / Francesco Polito

         (ii)     if sent to the Constituent: Olimpia S.p.A.

                  Address: Viale Sarca no. 222, Milan
                  Tel:       02 6442 2349
                  Fax:       02 6442 2461
                  Attention: Silvia Gironi / Enrico Silvestri

         (iii)    if sent to the Company: Telecom Italia S.p.A.

                  Address:   Piazza Affari no. 2, Milano
                  Tel.:      02 6442 2349
                  Fax:       02 6442 2461
                  Attention: Silvia Gironi c/o Pirelli / Enrico Silvestri
                             c/o Pirelli

         (iv)     if sent to the Depositary: Banca di Roma S.p.A.

                  Address:   Piazza T. Edison no. 1, Milano
                  Tel.:      02 80273 408
                  Fax:       02 80273 564
                  Attention: Alessandro Nicchiarelli / Francesco Polito

(b) In the event that one of the parties has indicated a certain department or manager as the recipient of the communication, any communication sent without an indication of this department or this manager will be considered without effect.

(c) With the exception of the points established in Article 12.3, each party may communicate a different address to the other, through registered letter with return receipt, (which must be in Italy) to which the necessary communications should be sent in accordance with this document, when 5 (five) days have passed from the receipt of the aforementioned registered letter with return receipt.

12.3     THE SELECTION OF LEGAL DOMICILE

         For the purposes of the communications relating the procedures discussed in this Document (including, for the purposes of example, the communications discussed in Article 2797 of the civil code), the Constituent selects legal domicile at its offices ion Viale Sarca no, 222 Milan.

13.      MISCELLANEOUS STIPULATIONS

13.1     WAIVERS

(a)      The rights of the Guaranteed Creditor in terms of this Document:

         (i)      may be exercised whenever necessary; and

         (ii)     these rights may be waived only in writing and specifically.

(b) A delay in exercising these rights or the failure to exercise any of these rights on the part of the Agent or of the Guaranteed Creditor as discussed in this Document does not constitute a waiver of these rights.

13.2     MODIFICATIONS AND WAIVERS

         Any modifications of the stipulations of this Document, waivers of rights arising therefrom will have an effect only if approved in writing by the Constituent and by the Guaranteed Creditor.

13.3     OTHER GUARANTEED RIGHTS

         The right of guaranteed constituted by this Document shall be added to and shall not affect the other guaranteed rights held or to be held by the Guaranteed Creditor in respect to the Guaranteed Obligations.

13.4     SALES AND NOVATIONS

(a) This Document shall be binding for the Constituent, his successors, transferees, and those having rights thereto even in the event of a Sale, and the parties expressly agree to the continuation of the Pledge in the event of a sale, in accordance with Article 1232 of the civil code.

(b) The Constituent must confirm in writing, whenever so requested by the Agent on the occasion or before any Sale, and give his consent to the continuation of the Pledge in the situations discussed in Section (a) of the present Article 13.4.

(c)      When such a sale occurs, the Constituent must promptly:

         (i) ensure that the Depositary updates the information in the Restriction Account in accordance with the points established in Article 45 of the Consob Decision, giving prompt notification to the Company in accordance with and to the effects of Article 87 of the TUF;

         (ii) to ensure that the Company records the Sale in its Book of Shareholders within 3 (three) business days from the fulfillment of the formalities discussed in point (i) above, and

         (iii) given the Agent an authenticated copy of the pages of the Book of Shareholders of the Company proving that the annotation occurred within 3 (three) business days in accordance with the formalities discussed in point (ii) above.

(d) Any amount due for taxes, expenses, costs, withholdings and similar fees, including, solely for the purposes of example and not a complete list, legal and notary expenses and the expenses for the recording of the document which should be due or become due as a result of the Sale, will be incurred according to the points established in the Loan Contract.

13.5     CUMULATIVE SHARES

         The rights, shares, and measures established by this Document in favor of the Guaranteed Creditor are added to and do not exclude the other rights, actions, and measures which the Guaranteed Creditor should hold on the basis of contracts (including, solely for the purposes of example, those established by the Loan Contract and those related to each Loan Document) or in accordance with the law.

13.6     LETTER OF THE COMPANY

         The Constituent hereby agrees that within 5 (five) business days from the stipulation of this Document, it will notify the Company of the constitution of the Pledge and shall accept all the matters agreed upon in relation to the transfer, in favour of the Guaranteed Creditor of the right to receive Dividends and to exercise the voting rights and administrative rights related to the Shares.

13.7     PARTIAL INVALIDITY

         The circumstance that, at any time, one or more of the stipulations of this Document should become invalid, ineffective, or unenforceable shall not have any effect , and shall in no way influence the validity, effectiveness, and enforceability of the other stipulations of this Document.

14.      THE LAW GOVERNING THE DOCUMENT AND LEGAL JURISDICTION

14.1     THE LAW GOVERNING THE DOCUMENT

         This document shall be governed by Italian law.

14.2     LEGAL JURISDICTION

         For any dispute related to the interpretation, conclusion, execution, or dissolution of this Document, or related thereto, the exclusive jurisdiction shall lie with the Court of Milan, notwithstanding the right of the Guaranteed Creditor to bring legal suit against the Constituent before any competent legal authority.


London, March 20, 2006.

                                     SIGNERS


CONSTITUENT

OLIMPIA S.p.A.


--------------------------------------

AGENT

BANCA DI ROMA S.p.A.


--------------------------------------

ORIGINAL LENDERS

BANCA DI ROMA S.p.A.


--------------------------------------

BANCA INTESA S.p.A.


--------------------------------------



BIPOP CARIRE S.p.A.


--------------------------------------

BANCO DI SICILIA S.p.A.


--------------------------------------

IRFIS MEDIOCREDITO DELLA SICILIA S.p.A.


--------------------------------------

MCC S.p.A.


--------------------------------------

UNICREDIT BANCA D'IMPRESA S.p.A.



--------------------------------------

CALYON S.A., Milan Office



--------------------------------------

MORGAN STANLEY BANK INTERNATIONAL LIMITED, Milan Office



--------------------------------------

MORGAN STANLEY EUROPEAN FUNDING, INC.



--------------------------------------

SOCIETE GENERALE, Milan Office



--------------------------------------

DEPOSITARY

BANCA DI ROMA S.p.A.



--------------------------------------

                                   ADDENDUM 1
                             DESCRIPTION OF THE LOAN


                                    TRANCHE A


MAXIMUM AMOUNT:            2,100,000,000 Euro

PAYEE:                     OLIMPIA S.p.A.

PERIOD OF USE:             from the Closing Date to the date that falls on the
                           second month after (and including) the Closing Date

FINAL EXPIRATION DATE      the fifth anniversary of the date the Loan Contract
                           is signed

INTEREST RATE:             EURIBOR increased by the Margin, equal, in relation
                           to the first use, to one percent per year, notwithstanding any adjustments established by
                           Article 8.3 (Margin adjustments) of the Loan Contract

REPAYMENT:                 with a "revolving" method at the end of each interest
                           period (Term), and at any rate by and no later than the Expiration Date


                                    TRANCHE B


MAXIMUM AMOUNT:            70,000,000 Euro

PAYEE:                     OLIMPIA S.p.A.

PERIOD OF USE:             from the Closing Date to the Expiration Date

FINAL EXPIRATION DATE      the fifth anniversary of the date the Loan Contract
                           is signed

INTEREST RATE:             EURIBOR increased by the Margin, equal, in relation
                           to the first use, to one percent per year, notwithstanding any adjustments established by
                           Article 8.3 (Margin adjustments) of the Loan Contract

REPAYMENT:                 with a "revolving" method at the end of each interest
                           period (Term), and at any rate by and no later than the Expiration Date

                                    TRANCHE C


MAXIMUM AMOUNT:            230,000,000 Euro

PAYEE:                     OLIMPIA S.p.A.

PERIOD OF USE:             from the Closing Date to the Expiration Date

FINAL EXPIRATION DATE      the fifth anniversary of the date the Loan Contract
                           is signed

INTEREST RATE:             EURIBOR increased by the Margin determined on the
                           basis of the adjustments established by Article 8.3
                           (Margin adjustments) of the Loan Contract

REPAYMENT:                 with a "revolving" method at the end of each interest
                           period (Term), and at any rate by and no later than the Expiration Date

                                   ADDENDUM 2
               TEXT OF THE ANNOTATIONS IN THE BOOK OF SHAREHOLDERS



                                     PART 1

               TEXT OF THE ANNOTATION IN THE BOOK OF SHAREHOLDERS

"It is hereby noted that in accordance with the pledge document stipulated on January 20, 2005 Olimpia S.p.A. a company operating under Italian law and with legal offices in [o] (the CONSTITUENT), the bearer of. [o] ordinary shares in Telecom Italia S.p.A. (the COMPANY) with a nominal value of [o] Euro each, representing [o]% of the corporate capital of the Company represented by shares with Ordinary Voting Rights (the SHARES), has constituted these shares as a first degree pledge in favor of [o], a company operating under [o] law, with legal offices in [o], [o] (the Agent) in favor of [o], a company operating under [o] law, with legal offices in [o], [o], [o], a company operating under [o] law, with legal offices in [o], [o](the ORIGINAL LENDERS and, together with the Agent, the GUARANTEED CREDITOR).

These shares are stipulated as a first degree pledge to guarantee the obligations of the Constituent and in accordance with the loan contract called the "Agreement" stipulated between, inter alios, the Constituent and the Guaranteed Creditor for a total maximum amount of 2,400,000,000 Euro. The voting rights and the dividends are regulated by Article 5 of the aforementioned Pledge Document. Finally, it is hereby noted that with a letter dated [o] addressed to the Agent, the Company has duly recognized the stipulations and terms of the aforementioned Pledge Document, a copy of which is filed with the documents of the Company."



                                     PART 2

          TEXT OF THE ANNOTATION IN THE BOOK OF SHAREHOLDERS REGARDING
                        THE PLEDGE ON NEWLY ISSUED SHARES

"It is hereby noted that on [o], Olimpia S.p.A, a company operating under Italian law and with legal offices in [o] (the CONSTITUENT) has been assigned by the Company, [o] newly issued shares as a result of an increase in free capital. In accordance with the pledge document stipulated on January [o], 2005, these shares are stipulated as a first degree pledge in favor of [o], a company operating under [o] law, with legal offices in [o], [o] (the AGENT) and in favour of [o], a company operating under [o] law, with legal offices in [o], [o], [o], a company operating under [o] law, with legal offices in [o], [o] (the ORIGINAL LENDERS and, together with the Agent, the GUARANTEED CREDITOR) as a guarantee for the obligations of the Constituent in accordance with: the loan contract called the "Agreement" stipulated between, inter alios, the Constituent and the Guaranteed Creditor for a total maximum amount of 2,400,000,000 Euro. The voting rights and the dividends are regulated by Article 5 of the aforementioned Pledge Document, a copy of which is filed with the documents of the Company."